United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$796,480
Unrealized Gain (Loss) on Market Value of Futures	(1,654,570)
Dividend Income	75
Interest Income	327
Total Income (Loss)	$(857,688)

Expenses
General Partner Management Fees	$8,636
Brokerage Commissions	1,410
NYMEX License Fee	216
Non-interested Directors' Fees and Expenses	165
Prepaid Insurance Expense	112
Other Expenses	10,602
Total Expenses	21,141
Expense Waiver	(8,450)
Net Expenses	$12,691
Net Income (Loss)	$(870,379)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/13	$17,105,759
Net Income (Loss)	(870,379)

Net Asset Value End of Month	$16,235,380
Net Asset Value Per Unit (450,000 Units)	$36.08

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2013 is accurate and complete.

/s/ Howard Mah_____________________________

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612